                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) January 11, 1999

                        GRAND CENTRAL FINANCIAL CORP.
                        -----------------------------
            (Exact name of Registrant as specified in its Charter)

 Delaware                           0-25945                     34-1877137
----------                          -------                     ----------
(State or other)                (Commission File                (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)




601 Main Street, Wellsville, Ohio                    43968
---------------------------------                    -----
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (330) 532-1517
                                                     --------------

Item 4.   Changes in Registrant's Certifying Accountant
          ---------------------------------------------

     a.Robb, Dixon, Francis, Davis, Oneson & Co. was previously the principal accountants for Central Federal Savings and Loan Association of Wellsville ("Central Federal"), the wholly owned subsidiary of Grand Central Financial Corp. (the "Company"). On January 11, 1999, that firm's appointment as principal accountants was terminated by the Company. The decision to change accountants was recommended by the audit committee and approved by the board of directors. In connection with the audits of the two fiscal years ended December 31, 1997 and the subsequent period through January 11, 1999, there were no disagreements with Robb, Dixon, Francis, Davis, Oneson & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matters of the disagreements in connection with their opinion. The Company requested that Robb, Dixon, Francis, Davis, Oneson & Co. furnish the Company with a letter, as promptly as possible, addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made in this
       Item 4, and if not, stating the respects in which they do not agree. This letter is not yet available, but will be filed as an exhibit to an amendment to this Report.

     b.On January 11, 1999, the Company engaged Crowe, Chizek and Company,
       LLP as the Company's principal accountants.

                                   SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         GRAND CENTRAL FINANCIAL CORP.


Date: January 15, 1999                   By: /s/ William R. Williams
                                         -----------------------
                                         William R. Williams
                                         President and Chief Executive Officer